                                                                                                                                                                                          Exhibit 99.1

CONTACT:	Richard O’Connor - (203) 625-0770

SECURITY CAPITAL CORPORATION

ANNOUNCES FURTHER DELAYS IN THE FILING OF ITS FORM 10-K

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 AND

ITS FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2005 AND OTHER MATTERS

Greenwich, CT — May 27, 2005 — Security Capital Corporation (AMEX: SCC) (the “Company”) announced today that, on May 23, 2005, it received a letter from the American Stock Exchange (the “AMEX”), citing the Company’s lack of compliance with the AMEX’s continued listing standards and accepting the Company’s plan to regain compliance with the AMEX’s continued listing standards by June 30, 2005 (the “Plan”), which the Company delivered to the AMEX on May 18, 2005.

The May 23, 2005 letter from the AMEX advised the Company that it is not in compliance with the AMEX’s continued listing standards because the Company failed to timely file its Form 10-K for the fiscal year ended December 31, 2004 (the “2004 Form 10-K”) and its Form 10-Q for the quarter ended March 31, 2005 (the “First Quarter Form 10-Q”), as required pursuant to Section 1101 of the AMEX Company Guide (the “Company Guide”).  The AMEX’s letter noted that the Company’s failure to timely file the 2004 Form 10-K and the First Quarter Form 10-Q is a material violation of the Company’s listing agreement with the AMEX and, therefore, pursuant to Section 1003(d) of the Company Guide, the Company’s securities are subject to suspension and delisting from the AMEX.  In addition, the Company is subject to the procedures and requirements of Section 1009 of the Company Guide.

The AMEX’s letter notified the Company that the AMEX determined that the Plan makes a reasonable demonstration of the Company’s ability to regain compliance with the AMEX’s continued listing standards by June 30, 2005.  If the Company does not regain compliance by June 30, 2005 or otherwise make progress consistent with the Plan, the AMEX will initiate delisting proceedings, as appropriate.  As previously announced, the Plan provides, among other things, that the Company will retain a new independent registered public accounting firm to replace Ernst & Young LLP, the Company’s principal accountant by May 31, 2005 and file the 2004 Form 10-K and the First Quarter Form 10-Q by May 31, 2005 and June 30, 2005, respectively.

According to the AMEX’s letter, beginning within five days of the AMEX’s letter, the Company will be included in a list of issuers who are not in compliance with the AMEX’s continued listing standards, which is posted daily on www.amex.com.  In addition, until such time that the Company regains compliance with the AMEX’s continued listing standards, the AMEX will use the indicator “.LF” in the financial status indicator fields in the Consolidated Quote System and Consolidated Quote Systems Low Speed and High Speed Tapes to denote the Company’s non compliance.

The Company continues to work diligently to finalize the 2004 Form 10-K, but anticipates that the 2004 Form 10-K will not be filed by the May 31, 2005 extended due date.  The Company also anticipates that the First Quarter Form 10-Q will not be filed by the June 30, 2005 extended due date.  The Company currently believes that it will file the 2004 Form 10-K and the First Quarter Form 10-Q by June 17, 2005, and July 29, 2005, respectively.  As required pursuant to the AMEX’s letter, the Company will continue to provide the AMEX with updates to its Plan.  As a result of such further delayed filings, however, it is possible that the AMEX may initiate delisting proceedings with respect to the Company’s securities.

The Company also announced that, due to the late filing of the 2004 Form 10-K, it will be unable to timely file by amendment to its Form 8-K, filed April 6, 2005 (the “April 6 Form 8-K”), the financial statements relating to the acquisition of Managed Care Holdings Corporation.  As disclosed in the April 6 Form 8-K, the Company is required to file such financial statements within 75 days after March 31, 2005.  The Company currently expects to file the amendment to the April 6 Form 8-K by June 27, 2005.

In addition, the Company announced that it will not be able to retain an independent registered public accounting firm to replace Ernst & Young LLP until immediately following the filing of the 2004 Form 10-K.

The Company’s two reportable segments are employer cost containment and health services, and educational services. The employer cost containment and health services segment consists of WC Holdings, Inc., which provides services to employers and their employees primarily relating to industrial health and safety, industrial medical care, workers’ compensation insurance and the direct and indirect costs associated therewith. The educational segment consists of Primrose Holdings, Inc., which is engaged in the franchising of educational child care centers, with related activities in real estate consulting and site selection services in the Southeast and Southwest.

This release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Litigation Reform Act of 1995.  Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements.  Such factors and uncertainties include, but are not limited to: future legislative changes which could impact the laws governing workers’ compensation and medical malpractice insurance in the various states in which the Company’s employer cost containment and health services segment operates, the Company’s ability to enhance its existing services and successfully introduce and market new services, new service developments by the Company’s competitors, market acceptance of new services of both the Company and its competitors, competitive pressures on prices, the ability to attract and retain qualified personnel, interest rates, the Company’s ability to attract qualified franchisees or access to financing for these franchisees, the effects on the Company if a lender to one of the Company’s subsidiaries utilizes remedies available to it upon an event of default on loans at one of the Company’s subsidiaries, the Company’s ability to file its 2004 Form 10-K and First Quarter Form 10-Q, the Company’s ability to regain compliance with the AMEX’s continued listing standards and decisions relative to and the outcome of any such decisions regarding strategic alternatives with respect to maximizing stockholder value and enhancing stockholder liquidity.